Exhibit 10.4

FORM OF LOCK-UP AND STANDSTILL AGREEMENT

THIS LOCK-UP AND STANDSTILL AGREEMENT (this “Agreement”), is entered into as of March 25, 2008, by and among Ophthalmic Imaging Systems, a California corporation (the “Company”), and the undersigned shareholders (each, a “Principal MV Shareholder,” and collectively, “the “Principal MV Shareholders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, this Agreement is made pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated March __, 2008, among the Company, MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of the Company (“Merger Sub”), and MediVision Medical Imaging Ltd., an Israeli company (“MediVision”).

WHEREAS, the Company has entered into the Merger Agreement pursuant to which, among other things, Merger Sub will merge with and into MediVision and cease to exist (the “Merger”), and each outstanding ordinary share of MediVision held by the Principal MV Shareholders immediately prior to the Effective Time (the “MV Shares”) will be converted into 1.66 shares of common stock, no par value, of the Company (the “Merger Shares”); and

WHEREAS, it is a condition of the Merger Agreement that the Principal MV Shareholders enter into a lock-up and standstill agreement with the Company in the form of this Agreement relating to the MV Shares and the Merger Shares.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Agreement, the Company and each of the Principal MV Shareholders hereby agree as follows:

1.    Standstill by the Principal MV Shareholders. From the date of this Agreement and thereafter to the Effective Time, without the prior written consent of the Board of Directors of the Company (the “Board”), each Principal MV Shareholder, its affiliates, agents and representatives will not, directly or indirectly: (a) effect or seek, offer, or propose to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose to effect or participate in, (i) any acquisition of any securities (or of beneficial ownership thereof) or assets of the Company or MediVision, (ii) any tender or exchange offer, merger, or other business combination involving the Company or MediVision, (iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company, or (iv) any solicitation of proxies or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934) with respect to the Company; (c) take any action which might reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Nothing in this Agreement, however, shall preclude the Principal MV Shareholders from taking any of the actions otherwise prohibited by Sections (a) through (d) of the preceding sentence if such action is necessary to consummate the Merger.

2.    Lock-Up of the MV Shares and the Merger Shares.

(a)       The Company agreed to prepare and file a registration statement with the United States Security and Exchange Commission (the “SEC”) covering the Merger Shares on Form SB-2, or such other form as may be applicable, upon demand by the Principal MV Shareholders holding at least a majority of the Merger Shares and to use its reasonable best efforts to have such registration statement declared effective by the staff of the SEC as soon as practicable following the date such registration statement is filed. Regardless of the effective date of the registration statement, the Principal MV Shareholders (not including Agfa Gevaert N.V.) may not offer, sell, contract to sell, pledge or grant any option to purchase any of the Merger Shares for a period commencing on the date hereof and ending on the second (2nd) anniversary from the date hereof, without the prior written consent of the Board; provided, however, that the Principal MV Shareholders may transfer any Merger Shares: (1) to any partner, shareholder or member of such Principal MV Shareholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; or (2) to any controlled affiliate of such Principal MV Shareholder if, prior to such transfer, such affiliate agrees in writing to be bound by the restrictions set forth herein.

(b)       From the date of this Agreement and thereafter to the earlier to occur of (a) the Effective Date or (b) the termination of this Agreement by mutual written consent of the parties hereto, the Principal MV Shareholders may not offer, sell, contract to sell, pledge or grant any option to purchase any of the MV Shares, without the prior written consent of the Board; provided, however, that the Principal MV Shareholders may transfer any MV Shares: (1) to any partner, shareholder or member of such Principal MV Shareholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; or (2) to any controlled affiliate of such Principal MV Shareholder if, prior to such transfer, such affiliate agrees in writing to be bound by the restrictions set forth herein.

(c)       The Principal MV Shareholders hereby consent to the Company issuing a stop transfer instruction to the transfer agent of MediVision and the Company in accordance with the terms of this Agreement. Any sale of MV Shares or Merger Shares in violation of this Agreement by any Principal MV Shareholder without the consent of the Board shall constitute a material breach of this Agreement.

3.          Non-Disclosure. The parties hereto will not disclose, directly or indirectly, the terms of or reveal the existence of this Agreement to any person, firm or entity, other than their respective attorneys, accountants, lenders and representatives who are required to be informed thereof in connection with their approval of the proposed transaction or their representation of the parties in connection with the transaction. Except as otherwise required by the Securities Exchange Act of 1934, no press release or governmental notification, report or other filing by either party relating to the proposed transaction shall be made without the other party’s prior written approval.

4.    Miscellaneous.

(a)        Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

(b)        Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile at:

(i)	If to OIS:

Ophthalmic Imaging Systems

221 Lathrop Way

Suite I

Sacramento, CA 95815

Fax: 916-646-0207

Attn: Gil Allon, Chief Executive Officer

With a copy to:

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601

Fax: 312-609-5005

Attn: Ernest W. Torain, Jr., Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Fax: 212-704-5950

Attn: Henry I. Rothman, Esq.

(ii)       If to any Principal MV Shareholder, then notice shall be given to each and all of the Principal MV Shareholders, each at the address set forth on Annex I attached hereto (or in any case to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4(b)).

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

(c)        Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties. Any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

(d)        Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

(e)        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

(f)         Enforcement Costs. Any party who breaches this Agreement shall, promptly upon demand, pay any costs incurred by any non-breaching party or parties to enforce the terms hereof and/or to obtain damages and/or other relief on account of or arising from such breach.

(g)        Waivers. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, nor any failure or delay on the part of any party hereto in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(h)        Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(i)         Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York court, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)         Counterparts. This Agreement may be executed by the parties hereto in two or more separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

OPHTHALMIC IMAGING SYSTEMS By: ___________________________ Name:______________________________ Title:_______________________________
Agfa Gevaert N.V. By: ___________________________ Name:______________________________ Title:_______________________________
Delta Trading and Services (1986) By: ___________________________ Name:______________________________ Title:_______________________________
___________________________________ Noam Allon
___________________________________ Gil Allon
___________________________________ Shlomo Allon
___________________________________ Ariel Shenhar
____________________________________ Yuval Shenhar

ANNEX I

THE PRINCIPAL MV SHAREHOLDERS: Agfa Gevaert N.V. __________________________________________ __________________________________________ __________________________________________
Delta Trading and Services (1986) __________________________________________ __________________________________________ __________________________________________
Mr. Noam Allon __________________________________________ __________________________________________
Mr. Gil Allon __________________________________________ __________________________________________
Mr. Shlomo Allon __________________________________________ __________________________________________
Mr. Ariel Shenhar __________________________________________ __________________________________________
Mr. Yuval Shenhar __________________________________________ __________________________________________